EXHIBIT 99.1

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of April __, 1999 between Vion Pharmaceuticals, Inc., a Delaware corporation with offices at 4 Science Park, New Haven, Connecticut 06511 (the "Company"); and the other parties hereto listed on the signature pages hereof (each an "Investor" and collectively the "Investors").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to that certain Common Stock Investment Agreement by and between the Company and the Investors (the "Investment Agreement"), the Company has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of _______ shares, par value $0.01, of the Company's Common Stock (the "Shares") on the terms and conditions set forth therein; and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Investment Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the Shares and certain other rights and remedies with respect to the Shares as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Investment Agreement and this Agreement, the Company and the Investors agree as follows:

         1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Investment Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Investment Agreement.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the Company's Common Stock, $.01 par value.

         "Holder" and "Holders" shall include an Investor or the Investors, respectively, and any transferee of the Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

         "Registrable Securities" shall mean: (i) the Shares issued to each Holder or its permitted transferee or designee; and (ii) any other security issued as (A) a dividend or other distribution with respect to, or (B) in exchange for or in replacement of, Registrable Securities.




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         "Registration Expenses" shall mean all expenses to be incurred by the
Company in connection with each Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority-in-interest of the Holders) for a "due diligence" examination of the Company and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

         The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

         "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

         "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included within "Registration Expenses."

         2. Registration Requirements.

         The Company shall use its best efforts to effect the registration for resale of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by the Company shall include the following:

         (a) The Company shall, as expeditiously as reasonably possible after the Closing Date:

                  (i) No later than sixty (60) days following the Closing Date, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities
         Act) covering the resale of the Registrable Securities ("Registration Statement"). Thereafter, the Company shall use its best efforts to cause such Registration Statement and other filings to be declared effective prior to the end of the period



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

         terminating one hundred twenty (120) days following the Closing Date (as the same may be extended as provided in the next sentence, the "Registration Deadline"). Notwithstanding the foregoing, if prior to such 120th day the Company actively proceeds to effectuate a bona fide underwritten offering of Common Stock with one or more reputable underwriters (as evidenced by, inter alia, Board adoption and approval of such process), the ----- ---- 120-day period may, at the Company's option on written notice, be tolled in accordance with the following terms:

                                    (1) The Company shall use its best efforts
                           to have the Shares included in such underwritten offering.

                                    (2) Subject to the next sentence, the period
                           of tolling ("Tolling Period") shall not continue beyond September 15, 1999 and shall also expire upon the (A) the date the Company determines to abandon the proposed offering; or (B) the date of consummation of the proposed offering. Notwithstanding the foregoing, the Tolling Period may extend beyond the date of the consummation of the offering and beyond September 15, 1999 as to those Holders who have executed a lockup agreement ("Lockup Agreement") with the underwriter(s), in which case the Registration Deadline shall be, with respect to such Holders, the day after the expiration of the applicable lockup period. [Agreement with Elliott Associates, L.P. and Westgate International, L.P. only: If requested by the underwriter(s) and provided that the directors and executive officers of the Company also execute Lockup Agreements, each Holder agrees to execute a Lockup Agreement pursuant to which such Holder shall agree not to sell such Holder's Registrable Securities for such period, and subject to such other terms and conditions, which are no more restrictive than the least restrictive Lockup Agreement executed by a director or executive officer in connection with such underwritten offering. No such Lockup Agreement required to be executed by a Holder shall contain terms and conditions which are not reasonable.]

                                    (3) After the expiration of the Tolling
                           Period, the 120-day period shall again start to run, provided that in any case where the Holders did not execute a Lockup Agreement and the Company did not reasonably believe that the Shares would in fact be included in the proposed underwritten offering, the Company shall have only an additional fifteen (15) calendar days to effect such registration following the expiration of the Tolling Period.

                           (ii) The Company shall provide Holders a reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing, and Holders shall use their best efforts to complete such review in a timely fashion. The Registration Statement may also include shares of Common Stock being offered by the Company and also shares of Common Stock being offered by purchasers in the [Agreements with Elliott Associates, L.P. and Westgage International, L.P. and Kleinwort Benson Limited and Winchester Capital Healthcare Partners, LLC only:



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

         Companion Offering] [Agreements with Wechsler & Co., Inc. and United Equities Commodities Company only: First Companion Offering and any Other Companion Offerings].

                           (iii) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                           (iv) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

                           (v) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (vi) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                           (vii) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                           (viii) Provide the Holders with prompt written notice of the date that a Registration Statement is declared effective by the Commission, and the date or dates when the Registration Statement is no longer effective.

                           (ix) Permit a single firm of counsel, designated as Holders' counsel by a majority of the Registrable Securities included in the Registration Statement, to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.



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

                           (x) Use its best efforts to list the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Shares are traded.

                           (xi) Take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

         (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under this Agreement (the "Interfering Events"), and (II) the remedies applicable in each of these events.

         Clauses (i) through (iii) of this Section 2(b) describe the Interfering Events and provide a remedy to the Holders if an Interfering Event occurs.

         As used in clauses (i) through (iii) of this Section 2(b), "Liquidated Damages" shall mean a sum equal to 3% of the amount of each Holder's investment in the Shares for each 30-day period (or portion thereof) during which such Interfering Event continues.

         Paragraph (iv) provides, inter alia, that if cash payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by the Investors to repurchase outstanding Shares at a specified price.

                           (i) Delay in Effectiveness of Registration Statement. The Company agrees that subject to Section 2(a)(i) it shall file the Registration Statement complying with the requirements of this Agreement promptly following the Closing Date and shall use its best efforts to cause such Registration Statement to become effective not later than the Registration Deadline. In the event that such Registration Statement has not been declared effective by the Registration Deadline, then the Company shall pay Liquidated Damages ("Liquidated Damages") to the Holders on a pro rata basis.

                           (ii) No Listing. In the event that the Company fails, refuses or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with the Nasdaq Stock Market ("NASDAQ"), the New York Stock Exchange or the American Stock Exchange and, in addition, such other principal securities exchange(s) and markets on which the Common Stock is then traded at all times during the period ("Listing Period") from and after the Registration Deadline, the Company shall immediately notify each Holder of such event, and the Company shall pay to the Holders on a pro rata basis the Liquidated Damages.

                           (iii) Blackout Periods. In the event any Holder's ability to sell Registrable Securities under the Registration Statement is suspended for more than ninety (90) days in any twelve-month period, including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements



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

         thereto) included in such Registration Statement then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Company shall pay Liquidated Damages to the Holders on a pro rata basis for the period during which such delay continues after such ninetieth day; provided that such period may be extended for more than ninety (90) days, but in no event beyond forty-five (45) days, and no Liquidated Damages or Premium Redemption Price under Section (iv)(B) below shall be due or payable if the suspension of a Holder's ability to sell Registrable Securities under the Registration Statement is due to the existence of facts relating to developments with respect to the regulatory approval process for the Company's products, including the FDA approval process, as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Unless the Company has a valid business purpose for preserving the confidentiality of material non-public information for most or all of such 90-day period, the Company must amend the Registration Statement so as to be current as soon as practicable, and no such delay shall exceed ninety (90) days.

                           (iv) Premium Price Redemption for Defaults.

                             (A) The Company acknowledges that any failure,
             refusal or inability by the Company described in the foregoing clauses (i) through (iii) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities, whether or not such Holders ultimately achieve a positive return on investment. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments set forth above represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments are reasonable and will not constitute a penalty. The default payments provided for above (and redemption rights set forth above and below) shall constitute the sole and exclusive damage remedy for monetary losses incurred by the Holders as a result of the applicable breach(es) by the Company, but only to the extent any such breach is unintentional; otherwise such default payments shall be in addition to and not in lieu or limitation of any other rights the Holders may have at law, in equity or under the terms of the Investment Agreement or this Agreement, including without limitation the right to specific performance.

                             (B) Each Liquidated Damages or other default
             payment provided for in the foregoing clauses (i) through (iii) shall be in addition to each other default payment; provided, however, that in no event shall the Company be obligated to pay to any Holder default payments for any one month in an



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

             aggregate amount greater than three percent (3%) of the amount invested by such Holder in Shares. All default payments required to be made in connection with the above provisions shall be paid in cash by the tenth (10th) day of each calendar month (which payments shall be pro rated on a per diem basis for any period of less than 30 days). In the event that the Company fails or refuses to pay any default payment when due, at any Holder's request and option the Company shall purchase all or a portion of the Shares held by such Holder (with any default payments accruing through the date of such purchase), within five (5) days of such request, at a purchase price per share equal to the Premium Redemption Price (as defined below), provided that such Holder may revoke such request at any time prior to receipt of such payment of such purchase price. The Premium Redemption Price equals 1.1 times the original purchase price of each Share. Default payments shall no longer accrue on Shares after such Shares have been redeemed by the Company pursuant to the foregoing provision. Notwithstanding the proviso contained in the first sentence of this paragraph (B), during any period after which the Company was obligated to redeem Shares but failed to do so, the overdue Premium Redemption Price shall itself bear interest payable in cash monthly at the rate of three (3%) per month, and during such period the Holder shall be entitled to specific performance at any time.


         (c) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise the Company. Any such underwriting may only be administered by investment bankers reasonably satisfactory to the Company. The Company shall only be obligated to permit one underwritten offering, which offering shall be determined by a two-thirds (2/3) majority-in-interest of the Holders, and the Company need not permit any such underwritten offering while the resale of the Shares is otherwise subject to an effective registration statement. In the event that there is a cutback in connection with such an offering, such cutback shall be pro rata among the Investors and any shareholders with registration rights arising prior to the date of this Agreement.

         (d) The Company shall enter into such customary agreements for secondary offerings (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registrable Securities are to be sold in an underwritten offering:

                           (i) make such representations and warranties to the Holders and the underwriter or underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

                           (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of independent counsel to the Company, on and dated as of the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, which counsel and opinions (in form, scope and substance) shall be



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         reasonably satisfactory to the Holders and the underwriter(s), if any, and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company, in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter, if any.

                           (iii) in an underwritten offering only, and then only if required by the underwriters, cause to be delivered, immediately prior to the effectiveness of the Registration Statement and at the time of delivery of any Registrable Securities sold pursuant thereto, and at the beginning of each fiscal year following a year during which the Company's independent certified public accountants shall have reviewed any of the Company's books or records, a "comfort" letter from the Company's independent certified public accountants addressed to the Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings; such accountants shall have undertaken in each such letter to update the same during each such fiscal year in which such books or records are being reviewed so that each such letter shall remain current, correct and complete throughout such fiscal year; and each such letter and update thereof, if any, shall be reasonably satisfactory to the Holders.

                           (iv) if an underwriting agreement is entered into, the same shall include customary indemnification and contribution provisions to and from the underwriters and procedures for secondary underwritten offerings;

                           (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any; and

                           (vi) deliver to the Holders on the effective day (or in the case of an underwritten offering, dated the date of delivery of any Registrable Securities sold pursuant thereto) of the Registration Statement, and at the beginning of each fiscal quarter thereafter, a certificate in form and substance as shall be reasonably satisfactory to the Holders, executed by an executive officer of the Company and to the effect that all the representations and warranties of the Company contained in the Investment Agreement are still true and correct except as disclosed in such certificate; the Company shall, as to each such certificate delivered at the beginning of each fiscal quarter, update or cause to be updated each such certificate during such quarter so that it shall remain current, complete and correct throughout such quarter; and such updates received by the Holders during such quarter, if any, shall have been reasonably satisfactory to the Holders.

         (e) The Company shall make available for inspection by any Holder or group



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of Holders owning at least 25% of the Registrable Securities, any representative(s) of such Holder(s) or all Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any such Holder(s) or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of the Company and review of any Registration Statement, all SEC Documents (as defined in the Investment Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

         (f) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission, provided that such suspension or suspensions shall not exceed twenty (20) days in any calendar year. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

         (g) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares constituting Registrable Securities within five (5) business days of any shareholders meeting authorizing same and shall use its best efforts to cause such Registration Statement to become effective within sixty (60) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clause (ii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall promptly file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use its best efforts to
(i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

         3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration



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effective until the earliest of (i) June 30, 2003; (ii) all of the Holders having completed the sales or distribution described in the Registration Statement relating thereto; or (iii) such Registrable Securities being able to be sold under Rule 144(k) or any equivalent successor rule (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

 6. Indemnification.

         (a) Company Indemnity. The Company will indemnify each Holder, each of its officers, directors, partners, agents, and employees and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of
Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

         (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, agents and employees, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors, agents, employees and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to



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make the statement therein not misleading, and will reimburse the Company and such other Holder(s) and their directors, officers, partners, agents, employees, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the gross proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

         (c) Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. Contribution. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

         In no event shall the obligation of any Indemnifying Party to contribute under this Section 6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the gross proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of the Company referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Investment Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

         9. Information by Holders. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Subject to applicable law, the intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder, which consent shall not be unreasonably withheld.

         10. Replacement Certificates. The certificate(s) representing the Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         11. Transfer or Assignment. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Shares, and all other rights granted to the Investors by the Company hereunder may be transferred or assigned to any transferee or assignee of any Shares; provided in each case that the Company must be given written notice by such Investor or such Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         12. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

         13. Miscellaneous.

         (a) Remedies. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Jurisdiction. The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

         (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:

                  to the Company:                 Vion Pharmaceuticals, Inc.
                                                  4 Science Park
                                                  New Haven, Connecticut 06511
                                                  Fax:(203) 498-4211
                                                  Attn: Thomas Klein

                   with copies to:                Fulbright & Jaworski
                                                  666 Fifth Avenue
                                                  New York, New York  10103
                                                  Fax:  (212) 752-5958
                                                  Attn: Paul Jacobs, Esq.

to the Investors:




with copies to:                             .





Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         (d) Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.

         (e) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the

Closing.

         (f) Amendment and Waiver. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be amended, and/or any of the Company's obligations under this Agreement may be waived from time to time, in whole or in part, by the affirmative vote of a two-thirds (2/3) majority-in-interest of the Holders of either the Shares, or of both the Shares and the other shares of Common Stock to be purchased in the [Agreements with Elliott Associates, L.P. and Westgate International, L.P. and Kleinwort Benson Limited and Winchester Capital Healthcare Partners, LLC only: Companion Offerings] [Agreements with Wechsler & Co., Inc and United Equities Commodities Company only: First Companion Offering and, if any, the Other Companion Offerings] (voting or consenting as a single class), provided that any such waiver or amendment approved by the larger class of Holders applies equally to the Holders under this Agreement and the Holders under the Registration Rights Agreement to be executed in connection with the [Agreements with Elliott Associates, L.P. and Westgate International, L.P. and Kleinwort Benson Limited and Winchester Capital Healthcare Partners, LLC only: Companion Offerings] [Agreements with Wechsler & Co., Inc. and United Equities Commodities Company only: First Companion Offering and the Other Companion Offerings, if any]. Any holders of Shares who are not original purchasers and are affiliates of the Company (and the Company itself) shall not participate in such vote and the Shares of such holders shall be disregarded and deemed not to be outstanding. (Any such amendment of this Agreement shall require the Company's written consent.)

         (g) Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         (h) Entire Agreement. This Agreement, together with the Investment Agreement and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties.

         (i) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of Delaware regulates the Company's issuance of securities.

         [Agreements with Elliott Associates, L.P. and Westgate International, L.P. and Kleinwort Benson Limited and Winchester Capital Healthcare Partners, LLC only:

         (j) Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.]

         (k) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                        VION PHARMACEUTICALS, INC.



                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        INVESTORS:

                                        [                                     ]


                                        By:
                                           ------------------------------------



                                        [                                     ]


                                        By:
                                           ------------------------------------